UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report July 26, 2017
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

 (707) 678-3041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Modification to the Executive Deferral Plan and approval of Executive Retirement/Retention Participation Agreements

On July 20, 2017, the Compensation Committee (Committee) of the Board of Directors of First Northern Community Bancorp (the Company) recommended the approval of, and the Board of Directors of the Company approved, the amendment and restatement of the Executive Deferral Plan of First Northern Bank (Executive Deferral Plan) to permit executive retirement/retention award contributions under the Executive Deferral Plan.  The Committee also approved two Executive Retirement/Retention Participation Agreements (each, an Agreement, and together, Agreements) for Jeremiah Smith (Chief Financial Officer) and Joe Danelson (Chief Credit Officer).

The purpose of these Agreements is to provide supplementary Executive Retirement/Retention awards (Awards) to the executives.  The size of the Awards is based on the achievement of annual performance goals as determined in advance by the Committee.  The performance goal for 2017 is based on the Company's return on equity.  The executives have been deemed to defer 100% of the Awards into the Executive Deferral Plan. Each Agreement provides for different vesting conditions:

1.
For Mr. Danelson, he will become fully vested in his Awards as of his 65th birthday, provided he remain in continuous employment with the Company through this date. If his employment is terminated for "cause" or without "good reason" before his 65th birthday, he will forfeit any unvested Awards.  However, if he is terminated (i) without "cause," (ii) voluntarily for "good reason," (iii) for any reason within 24 months after a "change in control," (as each term is defined in the Agreement), or (iv) due to his death or disability, 100% of his Awards will be vested.

2.
For Mr. Smith, he will become 50% vested in his Awards on the date he becomes Chief Executive Officer of the Company, and fully vested in the remaining 50% upon his 65th birthday, in each case provided he remain in continuous employment with the Company through such dates.  If his employment is terminated for "cause" or without "good reason," he will forfeit any unvested Awards. However, if he is terminated (i) without "cause," (ii) voluntarily for "good reason," (iii) for any reason within 24 months after a "change in control," (as each term is defined in the Agreement), or (iv) due to death or disability, 100% of his Awards will be vested.  If an individual other than Mr. Smith replaces Louise Walker as Chief Executive Officer of the Company, Mr. Smith will immediately vest 100% in his Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2017	First Northern Community Bancorp (Registrant)

/s/ Louise A. Walker
By: Louise A. Walker
President/Chief Executive Officer